 As filed with the Securities and Exchange Commission on January 26, 2001
                                                      Registration No. 333-96063
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--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                --------------

                      POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT

                                   UNDER
                           THE SECURITIES ACT OF 1933

                                --------------

               Merrill Lynch, Pierce, Fenner & Smith Incorporated
                               Initial Depositor
               (Exact name of registrant as specified in charter)
                                --------------
                          B2B Internet HOLDRSSM Trust

                     [Issuer with respect to the receipts]
        Delaware                    6211                       13-5674085
    (State or other     (Primary Standard Industrial        (I.R.S. Employer
      jurisdiction       Classification Code Number)         Identification
  of incorporation or                                           Number)
     organization)

                                --------------

                                250 Vesey Street
                            New York, New York 10281
                                 (212) 449-1000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                --------------

                                Copies to:

         Andrea L. Dulberg, Esq.                   Andrew B. Janszky
           Corporate Secretary                    Shearman & Sterling
     Merrill Lynch, Pierce, Fenner &             599 Lexington Avenue
            Smith Incorporated                 New York, New York 10022
             250 Vesey Street                       (212) 848-4000
         New York, New York 10281
              (212) 449-1000
 (Name, address, including zip code, and
telephone number, including area code, of
            agent for service)


     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [_]


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--------------------------------------------------------------------------------

PROSPECTUS

                                [LOGO OF HOLDRS]

                       1,000,000,000 Depositary Receipts
                          B2B Internet HOLDRS SM Trust

      The B2B Internet HOLDRSSM Trust issues Depositary Receipts called B2B Internet HOLDRSSM representing your undivided beneficial ownership in the U.S.- traded common stock of a group of specified business to business, or B2B, Internet companies whose products and services are developed for and marketed to companies who conduct business and electronic commerce on the Internet with other companies. The Bank of New York is the trustee. You only may acquire, hold or transfer B2B Internet HOLDRS in a round-lot amount of 100 B2B Internet HOLDRS or round-lot multiples. B2B Internet HOLDRS are separate from the underlying deposited common stocks that are represented by the B2B Internet HOLDRS. For a list of the names and the number of shares of the companies that make up a B2B Internet HOLDR, see "Highlights of B2B Internet HOLDRS--The B2B Internet HOLDRS" starting on page 11.

      Investing in B2B Internet HOLDRS involves significant risks. See "Risk Factors" starting on page 4.

      B2B Internet HOLDRS are neither interests in nor obligations of either the initial depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or The Bank of New York, as trustee.

      The B2B Internet HOLDRS are listed on the American Stock Exchange under the symbol "BHH". On January 24, 2001, the last reported sale price of the B2B Internet HOLDRS on the American Stock Exchange was $18.81.

                               ----------------

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               ----------------

             The date of this prospectus is January 26, 2001.

"HOLDRS" and "HOLding Company Depositary Receipts" are service marks of Merrill
                             Lynch & Co., Inc.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Summary....................................................................   3
Risk Factors...............................................................   4
Highlights of B2B Internet HOLDRS..........................................  11
The Trust..................................................................  17
Description of B2B Internet HOLDRS.........................................  17
Description of the Underlying Securities...................................  18
Description of the Depositary Trust Agreement..............................  20
Federal Income Tax Consequences............................................  24
ERISA Considerations.......................................................  27
Plan of Distribution.......................................................  27
Legal Matters..............................................................  28
Where You Can Find More Information........................................  28

                               ----------------

      This prospectus contains information you should consider when making your investment decision. With respect to information about B2B Internet HOLDRS, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell B2B Internet HOLDRS in any jurisdiction where the offer or sale is not permitted.

      The B2B Internet HOLDRS are not registered for public sale outside of the United States. Non-U.S. receipt holders should refer to "Federal Income Tax Consequences--Non-U.S. receipt holders" and we recommend that non-U.S. receipt holders consult their tax advisors regarding U.S. withholding and other taxes which may apply to ownership of the B2B Internet HOLDRS or of the underlying securities through an investment in the B2B Internet HOLDRS.

                                    SUMMARY

      The B2B Internet HOLDRS trust was formed under the depositary trust agreement, dated as of February 18, 2000 among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the B2B Internet HOLDRS. The trust is not a registered investment company under the Investment Company Act of 1940.

      The trust currently holds shares of common stock issued by a group of specified companies that were, at the time of the initial offering, generally considered to be involved in various aspects of the B2B segment of the Internet industry. The B2B, or business to business, segment of the Internet industry, consists of Internet companies whose products and services are developed for and marketed to companies who conduct business and electronic commerce on the Internet with other companies. The number of shares of each company's common stock currently held by the trust with respect to each round-lot of B2B Internet HOLDRS is specified under "Highlights of B2B Internet HOLDRS--The B2B Internet HOLDRS." This group of common stocks, and the securities of any company that may be added to the B2B Internet HOLDRS, are collectively referred to in this prospectus as the underlying securities. There are currently 16 companies included in the B2B Internet HOLDRS, which may change as a result of reconstitution events, distributions of securities by underlying issues or other events. The B2B Internet HOLDRS are separate from the underlying common stocks that are represented by the B2B Internet HOLDRS. On January 19, 2000, there were 14,237,700 B2B Internet HOLDRS outstanding.

                                  RISK FACTORS

      An investment in B2B Internet HOLDRS involves risks similar to investing directly in each of the underlying securities outside of the B2B Internet HOLDRS, including the risks associated with a concentrated investment in the B2B Internet companies.

General Risk Factors

     . Loss of investment. Because the value of B2B Internet HOLDRS directly relates to the value of the underlying securities, you may lose a substantial portion of your investment in the B2B Internet HOLDRS if the underlying securities decline in value.

     . Discount trading price. B2B Internet HOLDRS may trade at a discount to the aggregate value of the underlying securities.

     . Not necessarily representative of the B2B segment of the Internet industry. At the time of the initial offering, the companies included in the B2B Internet HOLDRs were generally considered to be involved in various aspects of the B2B segment of the Internet industry, however, the market price of the underlying securities and the B2B Internet HOLDRS may not necessarily follow the price movements of the entire B2B segment. If the underlying securities decline in value, your investment in the B2B Internet HOLDRS will decline in value, even if common stock prices of companies in the B2B segment generally increase in value. In addition, since the time of the initial offering, the companies included in the B2B Internet HOLDRS may not be involved in the B2B segment of the Internet industry. In this case, the B2B Internet HOLDRS may not consist of securities issued only by companies involved in the B2B segment of the Internet industry.

     . Not necessarily comprised of solely B2B Internet companies. As a result of distributions of securities by companies included in the B2B Internet HOLDRS or other corporate events, such as mergers, securities of companies that are not currently included in the B2B Internet HOLDRS and that are not involved in the B2B segment of the Internet industry may be included in the B2B Internet HOLDRS. Pursuant to an amendment to the depositary trust agreement, the securities of a new company will only be distributed from the B2B Internet HOLDRS if the securities have a different Standard & Poor's Corporation sector classification than any of the underlying issuers included in B2B Internet HOLDRS at the time of the distribution or the corporate event or if the securities are not listed for trading on a U.S. national securities exchange or through Nasdaq NMS. As there are only 11, broadly defined sector classifications, the use of Standard and Poor's sector classifications to determine whether a new company will be included in the B2B Internet HOLDRS provides no assurance that each new company included in the B2B Internet HOLDRS will be involved in the B2B segment of the Internet industry. Currently, the underlying securities included in the B2B Internet HOLDRS are represented in the Technology, Consumer Cyclicals and Consumer Staples sectors. Since each sector classification is defined so broadly, the securities of a new company could have the same sector classification as a company currently included in the B2B Internet HOLDRS yet not be involved in the B2B segment of the Internet industry. In addition, the sector classifications of securities included in the B2B Internet HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine sector classifications, or both. Therefore, additional sector classifications may be represented in the B2B Internet HOLDRS which may also result in the inclusion in the B2B Internet HOLDRS of the securities of a new company that is not involved in the B2B segment of the Internet industry.

     . No investigation of underlying securities. The underlying securities initially included in the B2B Internet HOLDRS were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of issuers and the market liquidity of common stocks in the B2B segment of the Internet industry, without regard for the value, price performance, volatility or investment merit of the underlying securities. The B2B Internet HOLDRS trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and their affiliates, have not performed any investigation or review of the selected companies, including the public filings by the companies. Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their affiliates.

     . Loss of diversification. As a result of industry developments, reorganizations or market fluctuations affecting issuers of the underlying securities, B2B Internet HOLDRS may not necessarily be a diversified investment in the B2B segment of the Internet industry. In addition, reconstitution events, distributions of securities by an underlying issuer or other events, which may result in the distribution of securities from, or the inclusion of additional securities in, the B2B Internet HOLDRS, may also reduce diversification. B2B Internet HOLDRS may represent a concentrated investment in one or more of the underlying securities which would reduce investment diversification and increase your exposure to the risks of concentrated investments.

     . Conflicting investment choices. In order to sell one or more of the underlying securities individually, participate in any form of stock repurchase program by an issuer of an underlying security or participate in a tender offer relating to one or more of the underlying securities, you will be required to cancel your B2B Internet HOLDRS and receive delivery of each of the underlying securities. The cancellation of your B2B Internet HOLDRS will allow you to sell individual underlying securities or to deliver individual underlying securities in a tender offer or any form of stock repurchase program. The cancellation of B2B Internet HOLDRS will involve payment of a cancellation fee to the trustee.

     . Trading halts. Trading in B2B Internet HOLDRS on the American Stock Exchange may be halted if trading in one or more of the underlying securities is halted. Trading in B2B Internet HOLDRS may be halted even if trading continues in some or all of the underlying securities. If trading is halted in B2B Internet HOLDRS, you will not be able to trade B2B Internet HOLDRS and you will only be able to trade the underlying securities if you cancel your B2B Internet HOLDRS and receive each of the underlying securities.

     . Delisting from the American Stock Exchange. If the number of companies whose securities are held in the trust falls below nine, the American Stock Exchange may consider delisting the B2B Internet HOLDRS. If the B2B Internet HOLDRS are delisted by the American Stock Exchange, a termination event will result unless the B2B Internet HOLDRS are listed for trading on another U.S. national securities exchange or through Nasdaq NMS within five business days from the date the B2B Internet HOLDRS are delisted. There are currently 16 companies whose securities are included in the B2B Internet HOLDRS.

     . Possible conflicts of interest. Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, has selected the underlying securities that were originally included in the B2B Internet HOLDRS and may face possible conflicts of interest as Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates may engage in investment banking or may provide other services for issuers of the underlying securities.

Risk Factors Specific to the B2B Segment of the Internet Industry

     . The stock prices of companies involved in the B2B segment of the Internet industry have been and will likely continue to be extremely volatile, which will directly affect the price volatility of the B2B Internet HOLDRS, and you could lose a substantial part of your investment. The trading prices of the stocks of B2B Internet companies have been extremely volatile. These stock prices could be subject to wide fluctuations in response to a variety of factors, including the following:

            .   general market fluctuations;

            . actual or anticipated variations in companies' quarterly operating results;

            . announcements of technological innovations by competitors of the companies included in the B2B Internet HOLDRS;

            .   changes in financial estimates by securities analysts;

            .   changes in the market valuations of B2B Internet companies;

            . legal or regulatory developments affecting companies included in the B2B Internet HOLDRS or in the B2B segment of the Internet industry;

            . announcements by B2B Internet companies or their competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

            .   additions or departures of key personnel; and

            . sales of B2B Internet companies' common stock or other securities in the open market.

        In addition, the trading prices of B2B Internet stocks in general have experienced extreme price and volume fluctuations in recent months. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. The valuations of many B2B Internet stocks are high when measured by conventional valuation standards such as price to earnings and price to sales ratios. Some of the companies do not or in the future might not have earnings. As a result, these trading prices may decline substantially and valuations may not be sustained. Any negative change in the public's perception of the prospects of B2B Internet companies, generally, could depress the stock prices of a B2B Internet company regardless of B2B Internet companies' results. Other broad market and industry factors may decrease the stock price of B2B Internet stocks, regardless of their operating results. Market fluctuations, as well as general political and economic conditions such as recession or interest rate or currency rate fluctuations, also may decrease the market price of B2B Internet stocks.

        As a result of fluctuations in the trading prices of the companies included in the B2B Internet HOLDRS, the trading price of B2B Internet HOLDRS has fluctuated significantly. The initial offering price of a B2B Internet HOLDR, on February 23, 2000, was $95.09 and over the last year it has reached a high of $13.50 and a low of $12.00.

     . If Internet use fails to grow and be accepted as a medium for online commerce, demand for the products and services of B2B Internet companies will decline. Future revenues and any future profits of B2B Internet companies substantially depend upon the widespread acceptance and use of the Internet and other online services by businesses for communication and commerce. Rapid growth in the use of and interest in the Internet and other online services is a relatively recent phenomenon. Demand and market acceptance for recently introduced services and products over the Internet are subject to a high level of uncertainty and few proven services and products exist. There is no assurance that acceptance and use will continue to develop or that a sufficiently broad base of businesses will adopt, and continue to use, the Internet and other online services as a medium of communication and commerce. For many B2B Internet companies to continue as ongoing concerns, both their customers and business and consumer end-users, generally, must accept and use new ways of conducting business over the Internet.

     . B2B Internet companies must keep pace with rapid technological change to remain competitive. The Internet market is characterized by rapidly changing technology, evolving industry standards and practices, frequent new product and service introductions and enhancements and changing customer demands. These market characteristics are heightened by the emerging nature of the Internet and the apparent need of companies from a multitude of industries to offer Web-based products and services. Internet companies' success therefore will depend on their ability to adapt to rapidly changing technologies, to adapt their services to evolving industry standards and to continually improve the performance, features and reliability of their service. Failure to adapt to such changes would harm their business. In addition, the widespread adoption of new Internet, networking or telecommunications technologies or other technological changes could require substantial expenditures to modify or adapt their services or infrastructure. The electronic commerce market is new, rapidly evolving and intensely competitive, which competition is expected to intensify in the future. Barriers to entry are minimal, and current and new competitors can launch new sites and services at a relatively low cost.

     . The B2B segment of the Internet industry is extremely competitive which could adversely affect the business, results of operations and financial condition of many B2B Internet companies. The B2B segment of the Internet industry is extremely competitive. The businesses of some of the companies included in the B2B Internet HOLDRS have relatively low barriers to entry, and as a result competition from other established and emerging companies may develop in the future. In addition, current customers and partners of B2B Internet companies may, in the future, become competitors. Increased competition may result in price reductions, reduced margins or loss of market share, any of which could harm the business, operating results or financial condition of B2B Internet companies.

     . Failure to integrate acquisitions could disrupt operations and prevent the realization of intended benefits. Many B2B Internet companies are active acquirors of other companies as part of their business plans. There can be no assurance that B2B Internet companies will be able to integrate these acquired companies, which may result in failure to realize expected cost savings, increases in revenue or other projected benefits from such integration. There can be no assurance that B2B Internet companies will be able to attract and retain qualified personnel from acquired businesses or be successful in integrating such personnel. Further, since some B2B Internet companies have limited experience in acquiring businesses, they may be unable to complete acquisitions on favorable terms. B2B Internet companies may suffer material adverse short and long-term effects on operating results and financial condition as a result of such acquisitions.

     . Some companies included in the B2B Internet HOLDRS derive significant revenue from only a few customers and a failure to retain these customers or add new customers could affect the business of these companies. Sales to a small number of customers generate a disproportionate amount of the revenue for some companies included in the B2B Internet HOLDRS. If any of these significant customers were to reduce their purchases, the revenues of these companies would be substantially affected. Some of the companies included in the B2B Internet HOLDRS do not have long-term contracts with customers and therefore cannot be sure that these customers will continue to purchase products at current levels and, as a result, a customer that generates substantial revenue in a particular period may not be a source of revenue in subsequent periods.

     . System failures, interruptions or shutdowns may cause loss of customers. The success of many B2B Internet companies depends upon the ability to conduct business on the Internet. The recent and rapid growth in Internet traffic has caused frequent periods of decreased performance and if Internet usage continues to grow as anticipated, the infrastructure may not be able to support the level of usage and its performance and reliability may decline. If outages or delays on the Internet increase, overall Internet usage, including usage by customers of B2B Internet companies, could grow more slowly or decline. Many B2B Internet companies also face risks resulting from the potential failure of their communications and computer systems. Due to capacity limits on technology, transaction processing systems and network hardware and software, some B2B Internet companies will be required to expand and upgrade their systems and technology. It may be difficult for these companies to project the increased usage and upgrade systems in a timely manner. Any prolonged failure, interruption, or period of decreased performance could seriously damage the reputation of these B2B Internet companies and result in a loss of customers and negatively affect results of operations.

     . New laws and regulations with respect to the Internet could impede its commercial development and adversely affect the business of many B2B Internet companies. Due to the increasing popularity and use of the Internet and other online services, it is possible that a number of laws and regulations may be adopted with respect to the Internet or other online services covering issues such as user privacy, pricing, content, copyrights, distribution and characteristics and quality of products and services. Furthermore, the growth and development of the market for online interaction and commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on companies conducting business online. The adoption of any additional laws or regulations may impede the growth of the Internet or other online services which could have a material adverse effect on the business, result of operations and financial condition of B2B Internet companies.

     . If B2B Internet companies fail to increase market awareness of their brands they will lose revenue opportunities and their sales will suffer. Failure of many B2B Internet companies to promote their respective brand names or the incurrence of significant expenses promoting and maintaining brand names could have a material adverse effect on the business, results of operations and financial condition of many B2B Internet companies. Due in part to the emerging nature of the market for Internet management solutions offered by B2B Internet companies, there may be a time-limited opportunity to achieve and maintain a significant market share. Therefore, market awareness of the brand names of many of these companies is critical to achieving widespread acceptance of their products and services. There can be no assurance that B2B Internet companies will be successful in increasing market awareness of their brands.

     . The ability of many B2B Internet companies to offer their products and services depends on their ability to manage rapid growth, which if inefficiently managed could adversely affect their revenues. Many B2B Internet companies are, or plan to, rapidly expand their operations. Success of the marketing strategies of many of these companies will place extraordinary demands on their network infrastructure and technical support. This expansion has placed and will continue to place a significant strain on the management, financial controls, operations systems, personnel and other resources of many B2B Internet companies. There can be no assurance that these companies will complete the necessary improvements to their systems, procedures and controls necessary to support their future operations in a timely manner or that management will be able to hire, train, retain and manage required personnel to manage such rapid growth.

     . Inability to adequately protect proprietary rights may harm the competitive positions of many B2B Internet companies. Many B2B Internet companies rely on a combination of copyrights, trademarks, service marks and trade secret laws and contractual restrictions to establish and protect proprietary rights in their products and services. There can be no assurance that these companies will be able to protect their intellectual property if they are unable to enforce their rights or if they do not detect unauthorized use of their intellectual property. Furthermore, any steps taken to protect intellectual property may be inadequate, time consuming and expensive. In addition, B2B Internet companies may be subject to claims that their products and services infringe the intellectual property rights of others. Any claim, whether meritorious or not, could be time consuming, result in costly litigation, delay product or service introduction or require B2B Internet companies to enter into royalty or licensing agreements. Legal standards relating to the validity, enforceability and scope of protection of intellectual property rights in Internet-related industries are uncertain and still evolving, and the future viability or value of any of the intellectual property rights of B2B Internet companies is uncertain.

     . Many B2B Internet companies could fail to develop strategies which generate additional revenues for their products and services outside the United States, which could result in slower revenue growth and losses. Many B2B Internet companies believe that they must expand their international sales activities to be successful as usage of the Internet increases globally. The expansion to international markets will require significant management attention and financial resources to develop and expand international sales and marketing activities. However, there cannot be any assurance that B2B Internet companies who invest in establishing facilities in other countries will produce anticipated revenues because many B2B Internet Companies have limited experience developing localized versions of their products and services and marketing products and services internationally.

     . Many B2B Internet companies depend on one or only a few product offerings and related services to generate revenues. The reliance of many B2B Internet companies on the revenues from one or a few products and related services subject these companies to material harm should the price or demand for their products decline. In addition, many B2B Internet companies rely on only a few customers for a significant portion of their revenues and loss of one or more of these customers or failure of these products to achieve broad market acceptance could result in significant losses for many B2B companies.

     . Many B2B Internet companies could be subject to potential product liability claims and third party liability claims related to their products and services. The customers of B2B Internet companies use these companies products and services to manage their operating resources. Any errors, defects or other performance problems could result in financial or other damages to these customers. A product liability claim brought against a B2B Internet company, even if not successful, would likely be time consuming and costly and could seriously harm its business, including negative publicity.

     . Many companies included in the B2B Internet HOLDRS have a limited operating history which makes financial forecasting difficult. Many companies included in the B2B Internet HOLDRS are not able to forecast operating expenses based on their historical results. Accordingly, they base their forecast for expenses in part on future revenue projections. Most expenses are fixed in the short term and it may not be possible to quickly reduce spending if revenues are lower than projected. A B2B Internet company's ability to forecast accurately its quarterly revenue is limited because its products have a long sales cycle that makes it difficult to predict the quarter in which it can recognize revenue, and because of the variability of client demand for its professional services. The business, operating results and financial condition of B2B Internet companies may be materially adversely affected if their revenues do not meet their projections.

     . Many B2B Internet companies are dependent on their ability to continue to attract, integrate and retain highly skilled technical and managerial personnel to develop and operate their businesses. The success of many B2B Internet companies is highly dependent on the experience, abilities and continued services of key executive officers and key technical personnel. If these companies lose the services of any of these key officers or key technical personnel, their future success could be undermined. Competition for such personnel and relationships is intense. There is no certainty that any of these B2B Internet companies will be able to continue to attract and retain qualified personnel.

     . Many B2B Internet companies have a history of incurring losses which may make it difficult for these companies to fund their future operations. Many B2B Internet companies have incurred significant losses since their inception and some anticipate incurring losses in the future. Many of these B2B Internet companies will continue to incur losses as additional costs are incurred to develop new technology, products and services, expand marketing and sales operations in existing and new markets and develop administrative facilities. If B2B Internet companies do not achieve and sustain profitability, their ability to respond effectively to market conditions, to make capital expenditures and to take advantage of business opportunities could be negatively affected.

                       HIGHLIGHTS OF B2B INTERNET HOLDRS

      This discussion highlights information regarding B2B Internet HOLDRS. We present certain information more fully in the rest of this prospectus. You should read the entire prospectus carefully before you purchase B2B Internet HOLDRS.

Issuer......................  B2B Internet HOLDRS Trust.

The trust...................
                              The B2B Internet HOLDRS Trust was formed under the depositary trust agreement, dated as of February 18, 2000 among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the B2B Internet HOLDRS and amended on November 22, 2000. The trust is not a registered investment company under the Investment Company Act of 1940.

Initial depositor...........  Merrill Lynch, Pierce, Fenner & Smith
                              Incorporated.

Trustee.....................
                              The Bank of New York, a New York state-chartered banking organization, is the trustee and receives compensation as set forth in the depositary trust agreement.

Purpose of B2B Internet       B2B Internet HOLDRS are designed to achieve the
HOLDRS......................  following:

                              Diversification. B2B Internet HOLDRS are designed to allow you to diversify your investment in the B2B segment of the Internet industry through a single, exchange-listed instrument representing your undivided beneficial ownership of the underlying securities.

                              Flexibility. The beneficial owners of B2B
                              Internet HOLDRS have undivided beneficial ownership interests in each of the underlying securities represented by the B2B Internet HOLDRS, and can cancel their B2B Internet HOLDRS to receive each of the underlying securities represented by the B2B Internet HOLDRS.

                              Transaction costs. The expenses associated with buying and selling B2B Internet HOLDRS in the secondary market are expected to be less than separately buying and selling each of the underlying securities in a traditional brokerage account with transaction-based charges.

Trust assets................
                              The trust holds shares of common stock issued by specified companies that, when initially selected, were involved in the B2B segment of the Internet industry. Except when a reconstitution event, distribution of securities by an underlying issuer or other event occurs, the group of companies will not change. Reconstitution events are described in this prospectus under the heading "Description of the Depositary Trust Agreement--Distributions" and "--Reconstitution events." There are currently 16 companies included in the B2B Internet HOLDRS.

                              The trust's assets may increase or decrease as a result of in-kind deposits and withdrawals of the underlying securities during the life of the trust.

The B2B Internet HOLDRS.....
                              The trust has issued, and may continue to issue, B2B Internet HOLDRS that represent an undivided beneficial ownership interest in the shares of common stock that are held by the trust. The B2B Internet HOLDRS themselves are separate from the underlying securities that are represented by the B2B Internet HOLDRS.


                              The following chart provides the

                              . names of the 16 issuers of the underlying securities currently represented by a B2B Internet HOLDRS,

                              .  stock ticker symbols,

                              . share amounts currently represented by a round-lot of 100 B2B Internet HOLDRS, and


                              . principal U.S. market on which the securities of the selected companies are traded.

                                                                Primary
                            Name of                     Share   Trading
                  Company(/1/)(/2/)(/3/)(/4/)   Ticker Amounts   Market
                  ----------------------------  ------ ------- ----------
                  Agile Software Corporation     AGIL      4*  Nasdaq NMS
                  Ariba, Inc.                    ARBA     14*  Nasdaq NMS
                  CheckFree Corporation(/5/)     CKFR      4   Nasdaq NMS
                  Commerce One, Inc.             CMRC     12*  Nasdaq NMS
                  FreeMarkets, Inc.              FMKT      3   Nasdaq NMS
                  ImageX.com, Inc.               IMGX      1   Nasdaq NMS
                  Internet Capital Group, Inc.   ICGE     15   Nasdaq NMS
                  Pegasus Solutions, Inc.(/6/)   PEGS      2   Nasdaq NMS
                  Proxicom, Inc.                 PXCM      4*  Nasdaq NMS
                  PurchasePro.com, Inc.          PPRO      4*  Nasdaq NMS
                  QRS Corporation                QRSI      1   Nasdaq NMS
                  Retek, Inc.                    RETK      3   Nasdaq NMS
                  Scient Corporation             SCNT      5   Nasdaq NMS
                  SciQuest.com, Inc.             SQST      3   Nasdaq NMS
                  Ventro Corporation(/7/)        VNTR      2   Nasdaq NMS
                  VerticalNet, Inc.              VERT      6*  Nasdaq NMS

                               ----------------

                              * Reflects previous stock split or business
                                combination transaction.

                              (/1/In)September 2000, Healtheon/Web MD
                                  completed its acquisition of CareInsite,
                                  Inc. As a result, shares of common stock of CareInsite are no longer represented in the B2B Internet HOLDRS.

                              (/2/In)June 2000, Peregrine Systems Inc.
                                  completed its acquisition of Harbinger
                                  Corporation. As a result, shares of common stock of Harbinger are no longer represented in the B2B Internet HOLDRS.

                              (/3/In)April 2000, Kana Communications, Inc.
                                  completed its acquisition of Silknet
                                  Software, Inc. As a result, shares of common stock of Silknet are no longer represented in the B2B Internet HOLDRS.

                              (/4/In)March 2000, SBC Communications, Inc.
                                  completed its acquisition of Sterling
                                  Commerce, Inc. As a result, shares of common stock of Sterling are no longer represented in the B2B Internet HOLDRS.

                              (/5/On)August 3, 2000, CheckFree Holdings
                                  Corporation changed its name to CheckFree
                                  Corporation.

                              (/6/On)May 11, 2000, Pegasus Systems, Inc.
                                  changed its name to Pegasus Solutions, Inc.

                              (/7/On)March 1, 2000, Chemdex Corporation
                                  changed its name to Ventro Corporation.


                              These companies generally were considered to be among the 16 largest and most liquid companies involved in the B2B segment of the Internet industry as measured by market capitalization and trading volume on February 22, 2000. The market capitalization of a company was determined by multiplying the market price of its common stock by the number of outstanding shares of its common stock.

                              The trust only will issue and cancel, and you only may obtain, hold, trade or surrender, B2B Internet HOLDRS in a round-lot of 100 B2B Internet HOLDRS and round-lot multiples. The trust will only issue B2B Internet HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 B2B Internet HOLDRS. In the event that a fractional share comes to be represented by a round-lot of B2B Internet HOLDRS, the trust may require a minimum of more than one round-lot of 100 B2B Internet HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of B2B Internet HOLDRS.

                              The number of outstanding B2B Internet HOLDRS will increase and decrease as a result of in-kind deposits and withdrawals of the underlying securities. The trust will stand ready to issue additional B2B Internet HOLDRS on a continuous basis when an investor deposits the required shares of common stock with the trustee.

Purchases...................
                              You may acquire B2B Internet HOLDRS in two ways:

                              . through an in-kind deposit of the required number of shares of common stock of the underlying issuers with the trustee, or

                              . through a cash purchase in the secondary trading market.

Issuance and cancellation
fees........................  If you wish to create B2B Internet HOLDRS by delivering to the trust the requisite shares of common stock represented by a round-lot of 100 B2B Internet HOLDRS, The Bank of New York as trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 B2B Internet HOLDRS. If you wish to cancel your B2B Internet HOLDRS and withdraw your underlying securities, The Bank of New York as trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 B2B Internet HOLDRS.

Commissions.................
                              If you choose to deposit underlying securities in order to receive B2B Internet HOLDRS, you will be responsible for paying any sales commission associated with your purchase of the underlying securities that is charged by your broker in addition to the issuance fee charged by the trustee, described above.

Custody fees................
                              The Bank of New York, as trustee and as
                              custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 B2B Internet HOLDRS, to be deducted from any cash dividend or other cash distributions on underlying securities received by the trust. With respect to the aggregate custody fee payable in any calendar year for each B2B Internet HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Rights relating to B2B
 Internet HOLDRS............
                              You have the right to withdraw the underlying securities upon request by delivering a round-lot or integral multiple of a round-lot of B2B Internet HOLDRS to the trustee, during the trustee's business hours, and paying the cancellation fees, taxes and other charges. You should receive the underlying securities no later than the business day after the trustee receives a proper notice of cancellation. The trustee will not deliver fractional shares of underlying securities. To the extent that any cancellation of B2B Internet HOLDRS would otherwise require the delivery of a fractional share, the trustee will sell the fractional share in the market and the trust, in turn, will deliver cash in lieu of the fractional share. Except with respect to the right to vote for dissolution of the trust, the B2B Internet HOLDRS themselves will not have voting rights.

Rights relating to the
 underlying securities......

                              As an owner of a B2B Internet HOLDR, you have the right to:

                              . Receive all shareholder disclosure materials, including annual and quarterly reports, distributed by the issuers of the underlying securities.

                              . Receive all proxy materials distributed by the issuers of the underlying securities and will have the right to instruct the trustee to vote the underlying securities or may attend shareholder meetings yourself.

                              . Receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of the underlying securities, net of any applicable taxes or fees; any distributions of securities by an issuer of underlying securities will be deposited into the trust and become part of the B2B Internet HOLDRS unless the distributed securities are not listed for trading on a U.S. national securities exchange or through Nasdaq NMS or the distributed securities have a Standard & Poor's sector classification that is different from the sector classifications represented in the B2B Internet HOLDRS at the time of the distribution. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights may be made available to you, may be disposed of or may lapse.

                              If you wish to participate in a tender offer for underlying securities, or any form of stock repurchase program by an issuer of an underlying security, you must obtain the underlying securities by surrendering your B2B Internet HOLDRS and receiving all of your underlying securities. For specific information about obtaining your underlying securities, you should read the discussion under the caption "Description of the Depositary Trust Agreement."

Reconstitution events.......
                              The depositary trust agreement provides for the automatic distribution of underlying securities from the B2B Internet HOLDRS to you in the following four circumstances:

                              A. If an issuer of underlying securities no
                                 longer has a class of common stock registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the B2B Internet HOLDRS.

                             B. If the SEC finds that an issuer of underlying
                                securities should be registered as an
                                investment company under the Investment
                                Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the B2B Internet HOLDRS.

                             C. If the underlying securities of an issuer
                                cease to be outstanding as a result of a merger, consolidation, corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company or the securities received in exchange for the securities of the underlying issuer whose securities cease to be outstanding to the beneficial owners of B2B Internet HOLDRS, only if the Standard & Poor's sector classification of the securities received as consideration is different from the sector classifications represented in the B2B Internet HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange or through Nasdaq NMS. In any other case, the additional securities received will be deposited into the trust.

                             D. If an issuer's underlying securities are
                                delisted from trading on a U.S. national securities exchange or through Nasdaq NMS and are not listed for trading on another U.S. national securities exchange or through Nasdaq NMS within five business days from the date the securities are delisted.

                              To the extent a distribution of underlying securities from the B2B Internet HOLDRS is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.


                              In addition, securities of a new company will be added to the B2B Internet HOLDRS, as a result of a distribution of securities by an underlying issuer, where a corporate event occurs, or where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received (1) have a Standard & Poor's sector classification that is different from the sector classification of any other security then included in the B2B Internet HOLDRS or (2) are not listed for trading on a U.S. national securities exchange or through Nasdaq NMS.

                              It is anticipated, as a result of the broadly defined Standard & Poor's sector classifications, that most distributions or exchanges of securities will result in the inclusion of new securities in B2B Internet HOLDRS. The trustee will review the publicly available information that identifies the Standard & Poor's sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the B2B Internet HOLDRS will be distributed from the B2B Internet HOLDRS to you.

Standard & Poor's sector
 classifications........       Standard & Poor's Corporation is an independent
                               source of market information that, among other things, classifies the securities of public companies into various sector classifications based on its own criteria. There are 11
                               Standard & Poor's sector classifications and each class of publicly traded securities of a company are each given only one sector classification. The securities included in the B2B Internet HOLDRS are currently represented in the Technology, Consumer Cyclicals and Consumer Staples sectors. The Standard & Poor's sector classifications of the securities included in the B2B Internet HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine sector classifications, or both.


Termination events..........
                               A. The B2B Internet HOLDRS are delisted from
                                  the American Stock Exchange and are not
                                  listed for trading on another U.S. national securities exchange or through Nasdaq NMS within five business days from the date the B2B Internet HOLDRS are delisted.

                               B. The trustee resigns and no successor trustee
                                  is appointed within 60 days from the date the trustee provides notice to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, of its intent to resign.

                               C. 75% of beneficial owners of outstanding B2B
                                  Internet HOLDRS vote to dissolve and
                                  liquidate the trust.

                               If a termination event occurs, the trustee will distribute the underlying securities as promptly as practicable after the termination event.

Federal income tax             The federal income tax laws will treat a U.S.
 consequences...............   holder of B2B Internet HOLDRS as directly
                               owning the underlying securities. The B2B
                               Internet HOLDRS themselves will not result in any federal tax consequences separate from the tax consequences associated with ownership of the underlying securities.

Listing.....................
                              The B2B Internet HOLDRS are listed on the American Stock Exchange under the symbol "BHH." On January 24, 2001, the last reported sale price of the B2B Internet HOLDRS on the American Stock Exchange was $18.81.

Trading.....................
                              Investors are only able to acquire, hold, transfer and surrender a round-lot of 100 B2B Internet HOLDRS. Bid and ask prices, however, are quoted per single B2B Internet HOLDR.

Clearance and settlement....
                              B2B Internet HOLDRS have been issued in book-entry form. B2B Internet HOLDRS are evidenced by one or more global certificates that the trustee has deposited with The Depositary Trust Company, referred to as DTC. Transfers within DTC will be in accordance with DTC's usual rules and operating procedures. For further information see "Description of B2B Internet HOLDRS."

                                   THE TRUST

      General. This discussion highlights information about the B2B Internet HOLDRS trust. You should read this information, information about the depositary trust agreement, as well as the depositary trust agreement and the amendment to the depositary trust agreement before you purchase B2B Internet HOLDRS. The material terms of the depositary trust agreement are described in this prospectus under the heading "Description of the depositary trust agreement."

      The B2B Internet HOLDRS trust. The trust was formed pursuant to the depositary trust agreement, dated as of February 18, 2000. The depositary trust agreement was amended on November 22, 2000. The Bank of New York is the trustee. The B2B Internet HOLDRS trust is not a registered investment company under the Investment Company Act of 1940.

      The B2B Internet HOLDRS trust is intended to hold deposited shares for the benefit of owners of B2B Internet HOLDRS. The trustee will perform only administrative and ministerial acts. The property of the trust consists of the underlying securities and all monies or other property, if any, received by the trustee. The trust will terminate on December 31, 2040, or earlier if a termination event occurs.

                       DESCRIPTION OF B2B INTERNET HOLDRS

      The trust has issued B2B Internet HOLDRS under the depositary trust agreement described in this prospectus under the heading "Description of the depositary trust agreement." The trust may issue additional B2B Internet HOLDRS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

      You may only acquire, hold, trade and surrender B2B Internet HOLDRS in a round-lot of 100 B2B Internet HOLDRS and round-lot multiples. The trust will only issue B2B Internet HOLDRS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 B2B Internet HOLDRS. In the event of a stock split, reverse stock split or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of B2B Internet HOLDRS, the trust may require a minimum of more than one round-lot of 100 B2B Internet HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of B2B Internet HOLDRS.

      B2B Internet HOLDRS will represent your individual and undivided beneficial ownership interest in the common stock of the specified underlying securities. The companies selected as part of this receipt program are listed above in the section entitled "Highlights of B2B Internet HOLDRS--The B2B Internet HOLDRS."

      Beneficial owners of B2B Internet HOLDRS will have the same rights and privileges as they would have if they beneficially owned the underlying securities outside of the trust. These include the right of investors to instruct the trustee to vote the common stock, and to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, as well as the right to cancel B2B Internet HOLDRS to receive the underlying securities. See "Description of the depositary trust agreement." B2B Internet HOLDRS are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934.

      The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt. B2B Internet HOLDRS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities. If, in such case, an owner of B2B Internet HOLDRS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the B2B Internet HOLDRS. Such cancellation will require payment of fees and expenses as described in "Description of the depositary trust agreement--Withdrawal of underlying securities."

      B2B Internet HOLDRS are evidenced by one or more global certificates that the trustee has deposited with DTC and registered in the name of Cede & Co., as nominee for DTC. B2B Internet HOLDRS are available only in book-entry form. Owners of B2B Internet HOLDRS hold their B2B Internet HOLDRS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

                    DESCRIPTION OF THE UNDERLYING SECURITIES

      Selection criteria. The underlying securities are the common stocks of a group of specified companies, that at the time of selection, were involved in various aspects of the B2B segment of the Internet industry and whose common stock is registered under section 12 of the Exchange Act. The issuers of the underlying securities were, as of February 22, 2000, among the largest capitalized and most liquid companies in the B2B segment of the Internet industry as measured by market capitalization and trading volume.


      The B2B Internet HOLDRS may no longer consist of securities issued by companies involved in the B2B segment of the Internet industry. Merrill Lynch, Pierce, Fenner & Smith Incorporated will determine, in its sole discretion, whether the issuer of a particular underlying security remains in the B2B segment of the Internet industry and will undertake to make adequate disclosure when necessary.

      Underlying securities. For a list of the underlying securities represented by B2B Internet HOLDRS, please refer to "Highlights of B2B Internet HOLDRS--The B2B Internet HOLDRS." If the underlying securities change because of a reconstitution event, a distribution of securities by an underlying issuer or other event, a revised list of underlying securities will be set forth in a prospectus supplement and will be available from the American Stock Exchange and through a widely-used electronic information dissemination system such as Bloomberg or Reuters.

      No investigation. The trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated and any affiliate of these entities, have not performed any investigation or review of the selected companies, including the public filings by the companies. Accordingly, before you acquire B2B Internet HOLDRS, you should consider publicly available financial and other information about the issuers of the underlying securities. See "Risk factors" and "Where you can find more information." Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and any of their affiliates.

      General background and historical information. For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer's securities see "Annex A."

      The following table and graph set forth the composite performance of all of the 16 underlying securities represented by a single B2B Internet HOLDR, measured at the close of the business day on December 10, 1999, the first date when all of the underlying securities were publicly traded, and thereafter as of the end of each month to January 22, 2001. The performance table and graph data are adjusted for any splits that may have occurred over the measurement period. Past movements of the underlying securities are not necessarily indicative of future values.

                                   Closing
1999                                Price
----                               -------
December 10.......................  68.93
December 31.......................  92.08
2000
----
January 31........................  73.21
February 29.......................  82.91
March 31..........................  62.37
April 28..........................  40.00
May 31............................  28.44
June 30...........................  40.40

                                   Closing
2000                                Price
----                               -------
July 31...........................  41.97
August 31.........................  50.96
September 29......................  47.37
October 31........................  39.94
November 30.......................  20.58
December 29.......................  17.78
2001
----
January 22 .......................  16.70

                                    [Graph]

                 DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

      General. The depositary trust agreement, dated as of February 18, 2000, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York, as trustee, other depositors and the owners of the B2B Internet HOLDRS, provides that B2B Internet HOLDRS will represent an owner's undivided beneficial ownership interest in the common stock of the underlying companies. The depositary trust agreement was amended on November 22, 2000 to modify the reconstitution events, described below.

      The trustee. The Bank of New York serves as trustee for the B2B Internet HOLDRS. The Bank of New York, which was founded in 1784, was New York's first bank and is the oldest bank in the country still operating under its original name. The Bank is a state-chartered New York banking corporation and a member of the Federal Reserve System. The Bank conducts a national and international wholesale banking business and a retail banking business in the New York City, New Jersey and Connecticut areas, and provides a comprehensive range of corporate and personal trust, securities processing and investment services.

      Issuance, transfer and surrender of B2B Internet HOLDRS. You may create and cancel B2B Internet HOLDRS only in round-lots of 100 B2B Internet HOLDRS. You may create B2B Internet HOLDRS by delivering to the trustee the requisite underlying securities. The trust will only issue B2B Internet HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 B2B Internet HOLDRS. In the event that a fractional share comes to be represented by a round-lot of B2B Internet HOLDRS, the trust may require a minimum of more than one round-lot of 100 B2B Internet HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of B2B Internet HOLDRS. Similarly, you must surrender B2B Internet HOLDRS in integral multiples of 100 B2B Internet HOLDRS to withdraw deposited shares from the trust. The trustee will not deliver fractional shares of underlying securities, and to the extent that any cancellation of B2B Internet HOLDRS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares. You may request withdrawal of your deposited shares during the trustee's normal business hours. The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

      Voting rights. The trustee will deliver to you proxy soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

      Under the depositary trust agreement, any beneficial owner of B2B Internet HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated owning B2B Internet HOLDRS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

      Distributions. You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities. The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution. Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly.

      Any distributions of securities by an issuer of underlying securities will be deposited into the trust and will become part of the B2B Internet HOLDRS unless the distributed securities are not listed for trading on a U.S. national securities exchange or through Nasdaq NMS or the distributed securities are of a company with a Standard & Poor's sector classification that is different from the sector classifications of any other company represented in the B2B Internet HOLDRS at the time of the distribution. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities the rights will be made available to you through the trustee, if practicable and if the rights and the securities that those rights relate to are exempt from registration or are registered under the Securities Act. Otherwise, if practicable, the rights will be disposed of and the proceeds provided to you by the trustee. In all other cases, the rights will lapse.

      You will be obligated to pay any tax or other charge that may become due with respect to B2B Internet HOLDRS. The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you. In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 HOLDRS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities. With respect to the aggregate custody fee payable in any calendar year for each B2B Internet HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.




      Reconstitution events. The depositary trust agreement provides for the automatic distribution of underlying securities from the B2B Internet HOLDRS to you in the following four circumstances:

    A. If an issuer of underlying securities no longer has a class of common stock registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the B2B Internet HOLDRS.

    B. If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the B2B Internet HOLDRS.

    C. If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of B2B Internet HOLDRS only if, as provided in the amendment to the depositary trust agreement, the Standard & Poor's sector classification of the securities received as consideration is different from the sector classifications represented in the B2B Internet HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange or through Nasdaq NMS. In any other case, the additional securities received as consideration will be deposited into the trust.

    D. If an issuer's underlying securities are delisted from trading on a U.S. national securities exchange or through Nasdaq NMS and are not listed for trading on another U.S. national securities exchange or through Nasdaq NMS within five business days from the date such securities are delisted.

      To the extent a distribution of underlying securities is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

      As provided in the amendment to the depositary trust agreement, securities of a new company will be added to the B2B Internet HOLDRS, as a result of a distribution of securities by an underlying issuer or where an event occurs, such as a merger, where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received (1) have a Standard & Poor's sector classification that is different from the sector classification of any other security then included in the B2B Internet HOLDRS or (2) are not listed for trading on a U.S. national securities exchange or through Nasdaq NMS.

      It is anticipated, as a result of the broadly defined sector classifications, that most distributions or exchanges of securities will result in the inclusion of new securities in the B2B Internet HOLDRS. The trustee will review the publicly available information that identifies the Standard & Poor's sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the B2B Internet HOLDRS will be distributed from the B2B Internet HOLDRS to you.

      Standard & Poor's sector classifications. Standard & Poor's Corporation is an independent source of market information that, among other things, classifies the securities of public companies into various sector classifications based on its own criteria. There are 11 Standard & Poor's sector classifications and each class of publicly traded securities of a company are given only one sector classification. The securities included in the B2B Internet HOLDRS are currently represented in the Technology, Consumer Cyclicals and Consumer Staples sectors. The Standard & Poor's sector classifications of the securities included in the B2B Internet HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine sector classifications, or both.

      Record dates. With respect to dividend payments and voting instructions, the trustee expects to fix the trust's record dates as close as possible to the record date fixed by the issuer of the underlying securities.

      Shareholder communications. The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

      Withdrawal of underlying securities. You may surrender your B2B Internet HOLDRS and receive underlying securities during the trustee's normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any. You should receive your underlying securities no later than the business day after the trustee receives your request. If you surrender B2B Internet HOLDRS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 B2B Internet HOLDRS.

      Further issuances of B2B Internet HOLDRS. The depositary trust agreement provides for further issuances of B2B Internet HOLDRS on a continuous basis without your consent.

      Termination of the trust. The trust will terminate if the trustee resigns and no successor trustee is appointed by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, within 60 days from the date the trustee provides notice to the initial depositor of its intent to resign. Upon termination, the beneficial owners of B2B Internet HOLDRS will surrender their B2B Internet HOLDRS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities. The trust also will terminate if B2B Internet HOLDRS are delisted from the American Stock Exchange and are not listed for trading on another U.S. national securities exchange or through Nasdaq NMS within five business days from the date the B2B Internet HOLDRS are delisted. Finally, the trust will terminate if 75% of the owners of outstanding B2B Internet HOLDRS other than Merrill Lynch, Pierce, Fenner & Smith Incorporated vote to dissolve and liquidate the trust.

      If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

      Amendment of the depositary trust agreement. The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the B2B Internet HOLDRS. Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of B2B Internet HOLDRS. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of B2B Internet HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of B2B Internet HOLDRS.

      Issuance and cancellation fees. If you wish to create B2B Internet HOLDRS by delivering to the trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 B2B Internet HOLDRS. If you wish to cancel your B2B Internet HOLDRS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 B2B Internet HOLDRS issued. The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

      Commissions. If you choose to create B2B Internet HOLDRS, you will not be charged the underwriting fee. However, in addition to the issuance and cancellation fees described above, you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that is charged by your broker, whether it be Merrill Lynch, Pierce, Fenner & Smith Incorporated or another broker, in addition to the issuance fee, described above.

      Custody fees. The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 B2B Internet HOLDRS to be deducted from any dividend payments or other cash distributions on underlying securities received by the trustee. With respect to the aggregate custody fee payable in any calendar year for each B2B Internet HOLDR, the Trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year. The trustee cannot recapture unpaid custody fees from prior years.

      Address of the trustee. The Bank of New York, ADR Department, 101 Barclay Street, New York, New York 10286.

      Governing law. The depositary trust agreement and the B2B Internet HOLDRS are governed by the laws of the State of New York. The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

      Duties and immunities of the trustee. The trustee assumes no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the B2B Internet HOLDRS.

      The trustee has undertaken to perform only those duties as are specifically set forth in the depositary trust agreement. Subject to the preceding sentence, the trustee is liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee is not negligent in ascertaining the relevant facts.

                        FEDERAL INCOME TAX CONSEQUENCES

General

      The following is a summary of the U.S. federal income tax consequences relating to the B2B Internet HOLDRS for:

     .  a citizen or resident of the United States;

     . a corporation or partnership created or organized in the United States or under the laws of the United States;

     . an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source;

     . a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust (each of the above, a "U.S. receipt holder");and

     . any person other than a U.S. receipt holder (a "Non-U.S. receipt holder").

      This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly on a retroactive basis. The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary generally is limited to investors who will hold the B2B Internet HOLDRS as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended. Moreover, this summary does not address the B2B Internet HOLDRS held by a foreign partnership or other flow through entities. We recommend that you consult with your own tax advisor.

Taxation of the trust

      The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for U.S. federal income tax purposes.

Taxation of B2B Internet HOLDRS

      A receipt holder purchasing and owning B2B Internet HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by B2B Internet HOLDRS. Consequently, if there is a taxable cash distribution on an underlying security, a holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the holder receives the cash distribution from the trustee.

      A receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the B2B Internet HOLDRS among the underlying securities based on their relative fair market values at the time of purchase. Similarly, when a holder sells a receipt, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale. A holder's gain or loss with respect to each security will be computed by subtracting its adjusted basis in the security from the amount realized on the security. With respect to purchases of B2B Internet HOLDRS for cash in the secondary market, a receipt holder's aggregate tax basis in each of the underlying securities will be equal to the purchase price of the B2B Internet HOLDRS. Similarly, with respect to sales of B2B Internet HOLDRS for cash in the secondary market, the amount realized with respect to a sale of B2B Internet HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities.

      The distribution of any securities by the trust upon the surrender of B2B Internet HOLDRS, the occurrence of a reconstitution event, or a termination event will not be a taxable event, except to the extent that cash is distributed in lieu of fractional shares. The receipt holder's holding period with respect to the distributed securities will include the period that the holder held the securities through the trust.

Brokerage fees and custodian fees

      The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities. Accordingly, a holder includes this fee in its tax basis in the underlying securities. A holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security. Similarly, the brokerage fee incurred in selling B2B Internet HOLDRS will reduce the amount realized with respect to the underlying securities.

      A holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depository trust agreement provides that the custodian fees will be deducted directly from any dividends paid. These custodian fees will be treated as an expense incurred in connection with a holder's investment in the underlying securities and may be deductible. If a holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Special considerations with respect to underlying securities of foreign issuers

      With respect to underlying securities of foreign issuers, the gross amount of any taxable cash distribution will not be eligible for the dividends received deduction generally allowed to corporate U.S. receipt holders.

      If a foreign issuer pays a dividend in a currency other than in U.S. dollars, the amount of the dividend for U.S. federal income tax purposes will be the U.S. dollar value, determined at the spot rate on the date of the payment, regardless of whether the payment is later converted into U.S. dollars. In this case, the U.S. receipt holder may recognize ordinary income or loss as a result of currency fluctuations between the date on which the dividend is paid and the date the dividend amount is converted into U.S. dollars.

      Subject to conditions and limitations, any foreign tax withheld on dividends may be deducted from taxable income or credited against a U.S. receipt holder's U.S. federal income tax liability. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by a foreign issuer generally will constitute passive income or, in the case of some U.S. holders, financial services income. For purposes of the U.S. foreign tax credit limitation, dividends received by a U.S. receipt holder with respect to an underlying security of a foreign issuer generally will be treated as foreign source income while any gain or loss recognized from the sale of such security generally will be treated as from sources within the United States. The rules relating to the determination of the foreign tax credit are complex and we recommend that U.S. receipt holders consult their own tax advisors to determine whether and to what extent a credit would be available.

      Dividends and distributions made by a foreign issuer may be subject to a withholding tax. Some foreign issuers have made arrangements through which holders of their American depositary shares can apply for a refund of withheld taxes. It is expected that holders of B2B Internet HOLDRS will be able to use these arrangements to apply for a refund of withheld taxes.

      Additionally, special U.S. federal income tax rules apply to U.S. persons owning shares of a passive foreign investment company (a "PFIC"). We do not believe that any of the foreign issuers of the underlying securities is currently a PFIC and do not anticipate that any issuer will become a PFIC in the future, although no assurances can be made that the applicable tax law or other relevant circumstances will not change in a manner which affects the PFIC determination. A foreign corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules, either:

     .  at least 75% of its gross income is "passive income;" or

     . on average at least 50% of the gross value of its assets is attributable to assets that produce "passive income" or are held for the production of passive income.

      Passive income for this purpose generally includes dividends, interest, royalties, rents, and gains from commodities and securities transactions.

      If a corporation were classified as a PFIC, a U.S. receipt holder could be subject to increased tax liability, possibly including an interest charge, upon the sale or other disposition of the B2B Internet HOLDRS or of the underlying securities or upon the receipt of "excess distributions," unless the U.S. receipt holder elected to be taxed currently on its pro rata portion of the corporation's income, whether or not the income was distributed in the form of dividends or otherwise.

Non-U.S. receipt holders

      A non-U.S. receipt holder generally will be subject to U.S. withholding tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty with respect to dividends received on underlying securities of U.S. issuers. However, if that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, it is attributable to a permanent establishment maintained in the United States by the holder, then those dividends will be exempt from withholding tax, provided the holder complies with applicable certification and disclosure requirements.

      A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to dividends received on underlying securities of foreign issuers, unless that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder.

      With respect to dividends of both U.S. and foreign issuers, a non-U.S. receipt holder's dividends that are effectively connected with a U.S. trade or business or dividends attributable to a permanent establishment, net of relevant deductions and credits, will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons. In addition to this graduated tax, effectively connected dividends or dividends attributable to a permanent establishment received by a corporate non-U.S. receipt holder may also be subject to a branch profits tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty. Under some circumstances, a non-U.S. receipt holder whose dividends are so effectively connected or attributable shall be entitled to a dividends received deduction equal to 70% or 80% of the amount of the dividend.

      A non-U.S. receipt holder that is eligible for a reduced rate of withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service.

      A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized upon the sale or other disposition of Internet B2B HOLDRS or of the underlying securities unless:

     . that gain is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder,

     . in the case of any gain realized by an individual non-U.S. receipt holder, the holder is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met, or

     . the underlying securities issuer is or has been a U.S. real property holding corporation for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period during which the non-U.S. receipt holder held the common stock of such issuer and (a) the common stock is not considered to be "regularly traded on an established securities market" or (b) the non-U.S. receipt holder owned, actually or constructively, at any time during the shorter of the periods described above, more than 5% of the common stock of such issuer.

      Effectively connected or attributable gains generally will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons, and may, in the case of a corporate non-U.S. receipt holder, also be subject to the branch profits tax. We recommend that non-U.S. receipt holders consult their own tax advisors to determine whether any applicable tax treaties provide for different rules.

      The preceding discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of a non-U.S. receipt holder's or an issuer's particular facts and circumstances. We recommend that investors consult their own tax advisors.

                              ERISA CONSIDERATIONS

      Any plan fiduciary which proposes to have a plan acquire B2B Internet HOLDRS should consult with its counsel with respect to the potential applicability of ERISA and the Internal Revenue Code to this investment and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of B2B Internet HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

                              PLAN OF DISTRIBUTION

      In accordance with the depositary trust agreement, the trust issued B2B Internet HOLDRS to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated has deposited the underlying securities to receive B2B Internet HOLDRS. The trust delivered the initial distribution of B2B Internet HOLDRS against deposit of the underlying securities in New York, New York on approximately February 28, 2000.

      Investors who purchase B2B Internet HOLDRS through a fee-based brokerage account will pay fees charged by the brokerage account. We recommend that investors review the terms of their brokerage accounts for details on applicable charges.

      Merrill Lynch has from time to time provided investment banking and other financial services to certain of the issuers of the underlying securities and expects in the future to provide these services, for which it has received and will receive customary fees and commissions. It also may have served as counterparty in other transactions with certain of the issuers of the underlying securities.

      Merrill Lynch, Pierce, Fenner & Smith Incorporated has used and may continue to use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the B2B Internet HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in such transactions. Market-making sales will be made at prices related to prevailing market prices at the time of sale.

      Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against certain civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the B2B Internet HOLDRS. Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to such liabilities.

                                 LEGAL MATTERS

      Legal matters, including the validity of the B2B Internet HOLDRS will be passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriter, by Shearman & Sterling, New York, New York. Shearman & Sterling, as special U.S. tax counsel to the trust, also will render an opinion regarding the material federal income tax consequences relating to the B2B Internet HOLDRS.

                      WHERE YOU CAN FIND MORE INFORMATION

      Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the B2B Internet HOLDRS. While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement. You should consider reviewing the full text of those exhibits.

      The registration statement is available over the Internet at the SEC's Web site at http://www.sec.gov. You also may read and copy the registration statement at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Merrill Lynch, Pierce, Fenner & Smith Incorporated will not file any reports pursuant to the Exchange Act. The trust will file modified reports pursuant to the Exchange Act.

      Because the common stock of the issuers of the underlying securities is registered under the Exchange Act, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC. For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC's public reference facilities or accessed through the SEC's Web site referenced above. In addition, information regarding the issuers of the underlying securities may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

      The trust and Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to B2B Internet HOLDRS. This prospectus relates only to B2B Internet HOLDRS and does not relate to the common stock or other securities of the issuers of the underlying securities. The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph. We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with B2B Internet HOLDRS. We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the common stock of the issuers of the underlying securities, and therefore the offering and trading prices of the B2B Internet HOLDRS, have been publicly disclosed.

                                    ANNEX A

      This annex forms an integral part of the prospectus.

      The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary trading market, of each of the underlying securities in each month during 1995, 1996, 1997, 1998, 1999 and 2000. All market prices in excess of one dollar are rounded to the nearest one-sixty-fourth dollar. An asterisk (*) denotes that no shares of the issuer were outstanding during that month. The historical prices of the underlying securities should not be taken as an indication of future performance.

                       AGILE SOFTWARE CORPORATION (AGIL)

      Agile Software Corporation develops and markets information management software that is designed to enable manufacturing and supply companies to communicate and collaborate over the Internet. Agile software permits all members of the manufacturing supply chain to immediately exchange any type of new or changing information about the manufacture, source or supply of products or components over the Internet. Agile markets its products through its own direct sales force and, to a lesser extent, through direct telephone sales.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000     Price
  ----     -------   ----    -------   ----    -------   ----    -------   ----    -------   ----    -------
January       *    January      *    January      *    January      *    January      *    January   73 3/4
February      *    February     *    February     *    February     *    February     *    February  71 17/32
March         *    March        *    March        *    March        *    March        *    March     62 1/2
April         *    April        *    April        *    April        *    April        *    April     37 1/16
May           *    May          *    May          *    May          *    May          *    May       41 7/8
June          *    June         *    June         *    June         *    June         *    June      70 11/16
July          *    July         *    July         *    July         *    July         *    July      55 5/16
August        *    August       *    August       *    August       *    August    24 7/8  August    69 7/16
September     *    September    *    September    *    September    *    September 32      September 89 15/16
October       *    October      *    October      *    October      *    October   49      October   75 3/8
November      *    November     *    November     *    November     *    November  53 9/32 November  46 9/64
December      *    December     *    December     *    December     *    December  108 5/8 December  49 3/8

      The closing price on January 24, 2001 was 41.63.

                               ARIBA, INC. (ARBA)

      Ariba, Inc. develops and markets electronic commerce technology products and services that are designed to enable buyers and suppliers of operating resources to automate transactions over the Internet. Operating resources include information technology and telecommunications equipment, office equipment and office supplies. Ariba's network technology creates an online application form that allows groups and individuals within an organization to order its operating resources through the same system, which Ariba believes will reduce processing costs and channel all of an organization's purchases through one system to the same preferred suppliers to obtain volume discounts. Suppliers of operating resources benefit from Ariba's technology by maintaining direct access to a customer's purchasing cycle and through the reduction of processing costs by automated ordering. Ariba markets its products through its own direct sales organization.

           Closing           Closing           Closing           Closing            Closing             Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999      Price     2000      Price
  ----     -------   ----    -------   ----    -------   ----    -------   ----     -------    ----     -------
January       *    January      *    January      *    January      *    January       *     January    81 5/16
February      *    February     *    February     *    February     *    February      *     February  132 1/4
March         *    March        *    March        *    March        *    March         *     March     104 13/16
April         *    April        *    April        *    April        *    April         *     April      74 3/16
May           *    May          *    May          *    May          *    May           *     May        52 1/8
June          *    June         *    June         *    June         *    June       24 5/16  June       98 1/16
July          *    July         *    July         *    July         *    July       22 13/32 July      115 15/16
August        *    August       *    August       *    August       *    August     34 3/4   August    157 3/8
September     *    September    *    September    *    September    *    September  36 1/8   September 143 17/64
October       *    October      *    October      *    October      *    October    38 3/4   October   126 3/8
November      *    November     *    November     *    November     *    November   45 9/64  November   62 1/4
December      *    December     *    December     *    December     *    December   88 11/16 December   53 5/8

      The closing price on January 24, 2001 was 40.88.

                       CHECKFREE CORPORATION (CKFR)

      CheckFree Corporation provides electronic billing and payment services designed to permit clients to receive electronic bills through the Internet, pay a variety of different types of bills and perform customary banking transactions, including balance inquiries, transfers between accounts and online statement reconciliations. CheckFree also provides portfolio accounting and performance measurement services to investment advisors, brokerage firms, banks and insurance companies and financial planning application software to financial planners. CheckFree markets and supports its services both directly and indirectly through a direct sales and technical sales support staff.

           Closing           Closing           Closing           Closing             Closing            Closing
  1995      Price    1996     Price    1997     Price    1998     Price     1999      Price     2000     Price
  ----     -------   ----    -------   ----    -------   ----    -------    ----     -------    ----    -------
January       *    January     25    January   14 1/4  January   24 3/4   January    40 1/2   January   59
February      *    February  20 1/4  February  15 1/2  February  21 1/2   February   34 1/4   February  87 15/16
March         *    March     17 1/2  March     12 1/8  March     22 1/8   March      42 9/16  March     70 1/2
April         *    April     19 1/4  April     13 7/8  April     25 3/4   April      48       April     50 13/16
May           *    May       22 3/8  May       17 1/2  May       22 11/16 May        47 1/16  May       41 13/16
June          *    June      19 7/8  June      17 5/8  June      29 7/16  June       27 9/16  June      51 9/16
July          *    July      11 1/4  July        18    July      24 3/4   July       29 9/16  July      60 3/4
August        *    August    16 5/8  August    19 1/4  August     8 9/16  August     29 1/4   August    51 13/16
September    20    September   20    September 21 1/8  September  9 7/8   September  41 1/8   September 41 57/64
October    21 1/8  October   18 1/4  October     27    October   15 23/32 October    37 3/8   October   49 3/4
November     25    November    17    November  26 3/16 November  16 1/4   November   65 11/16 November  52 1/4
December   21 1/2  December  17 1/8  December    27    December  23 3/8   December  104 1/2   December  42 1/2

      The closing price on January 24, 2001 was 56.31.

                           COMMERCE ONE, INC. (CMRC)

      Commerce One, Inc. links buyers and suppliers of goods and services to online electronic marketplaces over the Internet. Commerce One offers software that enables buyers to order and purchase goods through a Commerce One Web site where suppliers offer their goods. Commerce One offers suppliers the ability to offer their products on the Commerce One Web site. Commerce One also offers software and services for electronic commerce service providers to create and operate their own electronic marketplace Web sites that allow users to buy and sell products and services over the Internet. Commerce One markets its products and services through its own direct sales force and through strategic relationships with other companies.

           Closing           Closing           Closing           Closing           Closing             Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price     2000      Price
  ----     -------   ----    -------   ----    -------   ----    -------   ----    -------    ----     -------
January      *     January     *     January     *     January     *     January      *     January    86 1/8
February     *     February    *     February    *     February    *     February     *     February  104 7/16
March        *     March       *     March       *     March       *     March        *     March      74 5/8
April        *     April       *     April       *     April       *     April        *     April      61 1/16
May          *     May         *     May         *     May         *     May          *     May        35 25/32
June         *     June        *     June        *     June        *     June         *     June       45 3/8
July         *     July        *     July        *     July        *     July       8 19/64 July       42 1/16
August       *     August      *     August      *     August      *     August     7 31/64 August     62 17/32
September    *     September   *     September   *     September   *     September 16 9/32  September  78 1/2
October      *     October     *     October     *     October     *     October   28 35/64 October    64 3/16
November     *     November    *     November    *     November    *     November  54 7/8   November  28 13/16
December     *     December    *     December    *     December    *     December  98 1/4   December  25 5/16

      The closing price on January 24, 2001 was 34.75.

                            FREEMARKETS, INC. (FMKT)

      FreeMarkets, Inc. creates online auctions for buyers and sellers of industrial parts, raw materials and commodities, such as plastic parts, commercial machinings, metal fabrications, chemicals, printed circuit boards, corrugated packaging and coal. In a FreeMarkets online auction, buyers from around the world submit bids in a real-time, interactive competition. FreeMarkets generates revenues under service agreements with buyer clients for the use of FreeMarkets technology and for its staff used in conducting the online bidding process. FreeMarkets sells its services through its own direct sales organization.

           Closing           Closing           Closing           Closing           Closing            Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price     2000     Price
  ----     -------   ----    -------   ----    -------   ----    -------   ----    -------    ----    -------
January      *     January     *     January     *     January     *     January      *     January   229
February     *     February    *     February    *     February    *     February     *     February  174 3/16
March        *     March       *     March       *     March       *     March        *     March     121
April        *     April       *     April       *     April       *     April        *     April      72 3/16
May          *     May         *     May         *     May         *     May          *     May        43 5/16
June         *     June        *     June        *     June        *     June         *     June       47 7/16
July         *     July        *     July        *     July        *     July         *     July       48 1/16
August       *     August      *     August      *     August      *     August       *     August     81 3/8
September    *     September   *     September   *     September   *     September    *     September  57 1/8
October      *     October     *     October     *     October     *     October      *     October    49 7/16
November     *     November    *     November    *     November    *     November     *     November  32 1/16
December     *     December    *     December    *     December    *     December  341 5/16 December  19

      The closing price on January 24, 2001 was 23.00.

                            IMAGEX.COM, INC. (IMGX)

      ImageX.com, Inc. provides Internet business services to the commercial printing industry. ImageX's Web-based services include the Corporate Online Printing Center which permits businesses to access a customized and secure Web site that contains a digital catalog of all of that company's printed business materials. ImageX's Small Business Printing Center provides Internet access to personalized printed business materials. ImageX developed and operates PrintBid.com, an online bidding system for print buyers and printers. ImageX also operates Creativepro.com, a web portal offering industry news and reviews for graphic design professionals and also provides graphic design software. ImageX markets its services through its own direct sales force.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000     Price
  ----     -------   ----    -------   ----    -------   ----    -------   ----    -------   ----    -------
January      *     January     *     January     *     January     *     January      *    January   35
February     *     February    *     February    *     February    *     February     *    February  24 1/8
March        *     March       *     March       *     March       *     March        *    March     20 1/8
April        *     April       *     April       *     April       *     April        *    April      7 5/8
May          *     May         *     May         *     May         *     May          *    May        5 13/16
June         *     June        *     June        *     June        *     June         *    June       6 1/16
July         *     July        *     July        *     July        *     July         *    July       6
August       *     August      *     August      *     August      *     August    11 1/2  August     4 15/32
September    *     September   *     September   *     September   *     September 11 3/16 September  4 3/32
October      *     October     *     October     *     October     *     October   11 5/8  October    3 7/8
November     *     November    *     November    *     November    *     November  24 7/8  November   1 15/16
December     *     December    *     December    *     December    *     December  41 7/8  December   1 1/32

      The closing price on January 24, 2001 was 2.13.

                      INTERNET CAPITAL GROUP, INC. (ICGE)

      Internet Capital Group, Inc., an Internet holding company, is actively engaged in purchasing significant interests in business-to-business electronic commerce companies. These companies are then incorporated into Internet Capital's network of companies. Internet Capital provides strategic guidance and operational support and promotes collaboration among its network of companies in order to increase the profitability of these companies.

           Closing           Closing           Closing           Closing            Closing             Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999      Price     2000      Price
  ----     -------   ----    -------   ----    -------   ----    -------   ----     -------    ----     -------
January      *     January     *     January     *     January     *     January       *     January   119
February     *     February    *     February    *     February    *     February      *     February  105 3/4
March        *     March       *     March       *     March       *     March         *     March      90 5/16
April        *     April       *     April       *     April       *     April         *     April      42 3/8
May          *     May         *     May         *     May         *     May           *     May        26 15/16
June         *     June        *     June        *     June        *     June          *     June       37 1/64
July         *     July        *     July        *     July        *     July          *     July       33 13/16
August       *     August      *     August      *     August      *     August     37 1/2   August     34 7/8
September    *     September   *     September   *     September   *     September  43 15/16 September  17 7/16
October      *     October     *     October     *     October     *     October    58 3/16  October    13 1/4
November     *     November    *     November    *     November    *     November   84       November    5 3/4
December     *     December    *     December    *     December    *     December  170       December    3 9/32

      The closing price on January 24, 2001 was 6.16.

                      PEGASUS SOLUTIONS, INC. (PEGS)

      Pegasus Solutions, Inc. develops and markets electronic commerce and transaction processing services to the hotel and hospitality industry. Pegasus offers its customers the ability to electronically communicate information relating to hotel reservations which allow travel agents and individual travelers to access hotel room inventory information and make reservations over the Internet. Pegasus also offers processing services for commissions of participating hotels and travel agencies. It also provides database marketing, market research and marketing information systems for the hospitality industry. Pegasus markets its services through its own direct sales force.

           Closing           Closing           Closing            Closing            Closing            Closing
  1995      Price    1996     Price    1997     Price     1998     Price     1999     Price     2000     Price
  ----     -------   ----    -------   ----    -------    ----    -------    ----    -------    ----    -------
January      *     January     *     January      *     January   10 1/4   January   21 27/64 January   27
February     *     February    *     February     *     February  14 53/64 February  25       February  20
March        *     March       *     March        *     March     17 11/64 March     26 37/64 March     15 13/16
April        *     April       *     April        *     April     17 53/64 April     31 11/64 April     17 3/4
May          *     May         *     May          *     May       16 53/64 May       23 1/4   May       13 15/16
June         *     June        *     June         *     June      17 5/64  June      24 61/64 June      10 7/8
July         *     July        *     July         *     July      12 61/64 July      22 1/2   July      10 3/16
August       *     August      *     August    11 59/64 August    10 21/64 August    24 5/64  August    19 7/8
September    *     September   *     September 12 5/64  September  8 35/64 September 25       September 19 9/16
October      *     October     *     October   10 21/64 October   11 37/64 October   28 1/2   October   17 1/16
November     *     November    *     November  11 53/64 November  14 53/64 November  34       November   9 29/32
December     *     December    *     December   9 59/64 December  24       December  40 13/64 December   6 15/16

      The closing price on January 24, 2001 was 11.75.

                             PROXICOM, INC. (PXCM)

      Proxicom, Inc. offers business strategy, technology and design services to assist multinational companies and large organizations in developing electronic commerce Web sites, business-to-business electronic commerce extranets, which are internal networks that are partially accessible by authorized outsiders, and networks for companies to be accessed internally only by that company's employees. Proxicom focuses the development of its technology on select industries, which include energy, telecommunications, financial services, retail, manufacturing and the service industry. Proxicom markets its services through its own direct sales force.

           Closing           Closing           Closing           Closing           Closing            Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price     2000     Price
  ----     -------   ----    -------   ----    -------   ----    -------   ----    -------    ----    -------
January       *    January      *    January      *    January      *    January      *     January   50 1/2
February      *    February     *    February     *    February     *    February     *     February  41 7/8
March         *    March        *    March        *    March        *    March        *     March     44 5/16
April         *    April        *    April        *    April        *    April     11 7/32  April     34 3/16
May           *    May          *    May          *    May          *    May       10 3/8   May       45 7/8
June          *    June         *    June         *    June         *    June      12 27/32 June      47 7/8
July          *    July         *    July         *    July         *    July      17 3/8   July      41 5/16
August        *    August       *    August       *    August       *    August    22 3/4   August    24 3/16
September     *    September    *    September    *    September    *    September 29 1/4   September 19 1/2
October       *    October      *    October      *    October      *    October   38 3/8   October   13 1/2
November      *    November     *    November     *    November     *    November  34 1/2   November   5 3/4
December      *    December     *    December     *    December     *    December  62 5/32  December   4 1/8

      The closing price on January 24, 2001 was 8.19.

                          PURCHASEPRO.COM, INC. (PPRO)

      PurchasePro.com, Inc. provides business-to-business electronic commerce services and software. PurchasePro develops and markets both public and private electronic marketplaces over the Internet. PurchasePro customers interact and buy and sell a wide range of products and services related primarily to the hospitality industry, using a standard Internet connection and Web browser. PurchasePro generates revenues from monthly membership subscription fees for access to the PurchasePro marketplace, transaction fees, license fees and advertising. PurchasePro markets its services through its own direct sales force, with a focus on large organizations in the hospitality industry and other industries with similar purchasing characteristics, such as colleges and universities.

           Closing           Closing           Closing           Closing           Closing            Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price     2000     Price
  ----     -------   ----    -------   ----    -------   ----    -------   ----    -------    ----    -------
January       *    January      *    January      *    January      *    January      *     January   41 7/16
February      *    February     *    February     *    February     *    February     *     February  60 31/32
March         *    March        *    March        *    March        *    March        *     March     36 1/4
April         *    April        *    April        *    April        *    April        *     April     15
May           *    May          *    May          *    May          *    May          *     May       10 41/64
June          *    June         *    June         *    June         *    June         *     June      20 1/2
July          *    July         *    July         *    July         *    July         *     July      19 1/2
August        *    August       *    August       *    August       *    August       *     August    28 57/64
September     *    September    *    September    *    September    *    September 11 37/64 September 43 15/16
October       *    October      *    October      *    October      *    October   13 5/8   October   27
November      *    November     *    November     *    November     *    November  48 21/64 November  13 7/8
December      *    December     *    December     *    December     *    December  68 3/4   December  17 1/2

      The closing price on January 24, 2001 was 26.77.

                             QRS CORPORATION (QRSI)

      QRS Corporation markets and develops electronic commerce merchandising products and services that attempt to improve the flow of information and goods and services throughout the retail industry chain. QRS' electronic commerce services enable companies to collaborate and electronically exchange business documents. QRS also operates a database of product information companies may utilize in their business operations. QRS provides application services which enable companies to manage inventory and logistics operations. QRS also operates an Internet marketplace that allows companies to trade and auction first-run and excess merchandise. QRS markets its products and services through its own sales force.

           Closing            Closing            Closing            Closing             Closing            Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999      Price     2000     Price
  ----     -------    ----    -------    ----    -------    ----    -------    ----     -------    ----    -------
January     8 37/64 January   13 11/64 January   22 11/64 January   24 19/64 January    33 21/64 January   72 1/4
February   10 43/64 February  16 21/64 February  18 21/64 February  28 59/64 February   33 13/64 February  94 3/8
March      12 53/64 March     17 11/64 March     17 37/64 March     35 43/64 March      41 45/64 March     75 1/4
April      12 27/64 April     19 1/2   April     18       April     31 21/64 April      36 43/64 April     33
May        13 21/64 May       22 21/64 May       25 11/64 May       23 41/64 May        49 21/64 May       27 1/2
June       15 43/64 June      19 11/64 June      24 11/64 June      25 5/64  June       52       June      24 9/16
July       14 21/64 July      18 43/64 July      23 43/64 July      21       July       54       July      18 3/8
August     15 21/64 August    21 11/64 August    23 21/64 August    18 5/64  August     48 1/8   August    18 5/16
September  17 21/64 September 24 53/64 September 22 53/64 September 21 1/4   September  64 1/8   September 15 1/16
October    16 43/64 October   24 3/4   October   21 43/64 October   25 21/64 October    55 5/8   October    8 7/16
November   17 11/64 November  20 43/64 November  23 27/64 November  28 5/64  November   58 1/8   November   7 9/32
December   12 1/4   December  19       December  24 43/64 December  32       December  105       December  12 13/16

      The closing price on January 24, 2001 was 11.69.

                               RETEK, INC. (RETK)

      Retek, Inc. provides Web-based software for retailers and their trading partners enabling retailers to use the Internet to communicate with the participants that make up the global retail supply chain, which includes suppliers, distributors, wholesalers, brokers, transportation companies, consolidators and manufacturers. Retek software is designed to assist retail organizations in predicting customer demand and behavior. Retek markets its software through both direct and indirect sales channels primarily to retailers.

           Closing           Closing           Closing           Closing           Closing              Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price       2000     Price
  ----     -------   ----    -------   ----    -------   ----    -------   ----    -------      ----    -------
January      *     January     *     January     *     January     *     January      *       January   53 1/8
February     *     February    *     February    *     February    *     February     *       February  60 5/8
March        *     March       *     March       *     March       *     March        *       March     41 3/16
April        *     April       *     April       *     April       *     April        *       April     21 1/2
May          *     May         *     May         *     May         *     May          *       May       20 5/8
June         *     June        *     June        *     June        *     June         *       June      32
July         *     July        *     July        *     July        *     July         *       July      30 3/4
August       *     August      *     August      *     August      *     August       *       August    34 7/16
September    *     September   *     September   *     September   *     September    *       September 53
October      *     October     *     October     *     October     *     October      *       October   39 7/16
November     *     November    *     November    *     November    *     November    67 13/16 November  20 7/8
December     *     December    *     December    *     December    *     December    75 1/4   December  24 3/8

      The closing price on January 24, 2001 was 33.94.

                           SCIENT CORPORATION (SCNT)

      Scient Corporation provides consulting services and helps companies use new technology to develop their business on the Internet or to expand their existing Internet business capabilities. Scient services include the development and building of software and technology infrastructure that support a wide range of Internet-related business functions. Scient markets its services through its own direct sales force and marketing organization.

           Closing           Closing           Closing           Closing           Closing            Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price     2000     Price
  ----     -------   ----    -------   ----    -------   ----    -------   ----    -------    ----    -------
January        *   January       *   January       *   January       *   January      *     January   75 5/8
February       *   February      *   February      *   February      *   February     *     February  70 3/4
March          *   March         *   March         *   March         *   March        *     March     90 11/16
April          *   April         *   April         *   April         *   April        *     April     54
May            *   May           *   May           *   May           *   May       25 1/16  May       42 7/8
June           *   June          *   June          *   June          *   June      23 25/32 June      44 1/8
July           *   July          *   July          *   July          *   July      25       July      46 5/8
August         *   August        *   August        *   August        *   August    31 9/16  August    27 1/16
September      *   September     *   September     *   September     *   September 32       September 20 15/16
October        *   October       *   October       *   October       *   October   61 15/16 October   18
November       *   November      *   November      *   November      *   November  72 1/2   November   6 5/16
December       *   December      *   December      *   December      *   December  86 7/16  December   3 1/4

      The closing price on January 24, 2001 was 3.75.

                           SCIQUEST.COM, INC. (SQST)

      SciQuest.com, Inc. is a Web-based, interactive catalog and ordering site for scientific and laboratory products used by pharmaceutical, clinical, biotechnology, chemical, industrial and educational organizations. SciQuest provides an electronic marketplace that allows buyers of scientific products to search and purchase products from a variety of suppliers over the Internet. In addition to electronic commerce offerings, SciQuest offers an online guide which provides a database of product information from suppliers and service providers, a Web-based auction that allows customers to buy and sell used and refurbished equipment and a service for the sale of surplus scientific products at discount prices. SciQuest's EMAX Solutions subsidiary provides customized electronic research designed to integrate chemical information systems to improve productivity and compliance for pharmaceutical, scientific and research companies. SciQuest markets and sells its portfolio of solutions through direct sales, traditional and Internet marketing initiatives and co-marketing relationships.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000     Price
  ----     -------   ----    -------   ----    -------   ----    -------   ----    -------   ----    -------
January        *   January       *   January       *   January       *   January      *    January   56 5/8
February       *   February      *   February      *   February      *   February     *    February  74 7/8
March          *   March         *   March         *   March         *   March        *    March     25 3/4
April          *   April         *   April         *   April         *   April        *    April     13
May            *   May           *   May           *   May           *   May          *    May        8
June           *   June          *   June          *   June          *   June         *    June      11 7/16
July           *   July          *   July          *   July          *   July         *    July       9 25/32
August         *   August        *   August        *   August        *   August       *    August     9 5/8
September      *   September     *   September     *   September     *   September    *    September  6 29/32
October        *   October       *   October       *   October       *   October      *    October    4 15/32
November       *   November      *   November      *   November      *   November  33      November   1 31/32
December       *   December      *   December      *   December      *   December  79 1/2  December   1 5/16

      The closing price on January 24, 2001 was 2.34.

                         VENTRO CORPORATION (VNTR)

                  (formerly known as Chemdex Corporation)

      Ventro Corporation is a builder and operator of vertical marketplace companies that enter into transactions with enterprises, buyers and suppliers. Ventro marketplace companies offer electronic commerce solutions consisting of online marketplaces, electronic procurement, the systems integration needed to interface with third party and back office systems and services and support. Ventro's Chemdex division provides electronic commerce solutions to the life sciences research products market. Ventro's subsidiary Promedix links buyers and suppliers of specialty medical products, providing a one-stop shop for product research, purchase and order fulfillment through relationships with distributors and manufacturers. Ventro also owns significant minority interests in four development stage vertical marketplace companies that will provide electronic commerce solutions for the high-volume hospital and medical supplies market, fluid processing industry, U.S. food service industry and business products and services market. Ventro markets the Chemdex and Promedix marketplaces through a combination of their direct sales force, internal telemarketing sales and strategic relationships with other companies. On December 6, 2000, Ventro announced plans for a corporate restructuring which will include shutting down both Chemdex and Promedix. This is expected to occur between December 31, 2000 and March 31, 2001.

           Closing           Closing           Closing           Closing            Closing             Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999      Price     2000      Price
  ----     -------   ----    -------   ----    -------   ----    -------   ----     -------    ----     -------
January      *     January     *     January     *     January     *     January       *     January    97 1/2
February     *     February    *     February    *     February    *     February      *     February  224 7/8
March        *     March       *     March       *     March       *     March         *     March      56 5/8
April        *     April       *     April       *     April       *     April         *     April      27 1/2
May          *     May         *     May         *     May         *     May           *     May        18
June         *     June        *     June        *     June        *     June          *     June       18 7/8
July         *     July        *     July        *     July        *     July       30       July       12 1/16
August       *     August      *     August      *     August      *     August     27       August     14 1/4
September    *     September   *     September   *     September   *     September  30 13/16 September  11
October      *     October     *     October     *     October     *     October    38 1/8   October     4 13/16
November     *     November    *     November    *     November    *     November   64 7/8   November    1 29/32
December     *     December    *     December    *     December    *     December  111       December    1

      The closing price on January 24, 2001 was 2.63.

                            VERTICALNET, INC. (VERT)

      VerticalNet, Inc. owns and operates industry-specific Web sites, each designed to act as comprehensive sources of information and interaction and allow for the buying and selling of goods and services over the Internet. Each VerticalNet trade community covers one business sector and caters to individuals with similar professional interests. In addition, VerticalNet markets its internally developed vertical trade community building capabilities. VerticalNet also operates an exchange business focused on the sale of electronic hardware and components. VerticalNet earns revenues from advertising, electronic commerce fees resulting from promotions and transactions on VerticalNet's trade communities and exchange transactions. VerticalNet markets its products through its own direct sales force and reseller arrangements with advertising agencies.

           Closing           Closing           Closing           Closing           Closing             Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price     2000      Price
  ----     -------   ----    -------   ----    -------   ----    -------   ----    -------    ----     -------
January        *   January       *   January       *   January       *   January      *     January   119 1/8
February       *   February      *   February      *   February      *   February  10 5/16  February  110
March          *   March         *   March         *   March         *   March     25 31/32 March      68
April          *   April         *   April         *   April         *   April     28 3/8   April      54
May            *   May           *   May           *   May           *   May       20       May        32 1/16
June           *   June          *   June          *   June          *   June      26 1/4   June       36 15/16
July           *   July          *   July          *   July          *   July      21 31/32 July       47 3/4
August         *   August        *   August        *   August        *   August    17 1/4   August     53 1/4
September      *   September     *   September     *   September     *   September 18 1/2   September  35 1/8
October        *   October       *   October       *   October       *   October   28       October    27 57/64
November       *   November      *   November      *   November      *   November  43 13/16 November    8 15/16
December       *   December      *   December      *   December      *   December  82       December    6 21/32

      The closing price on January 24, 2001 was 5.97.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                      [LOGO OF B2B INTERNET HOLDRS TRUST]

                       1,000,000,000 Depositary Receipts

                          B2B Internet HOLDRS SM Trust

                            ----------------------

                              P R O S P E C T U S

                            ----------------------

                             January 26, 2001

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

      The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below. Except for the registration fee payable to the Securities and Exchange Commission, all such expenses are estimated:

      Securities and Exchange Commission registration fee............. $290,136
      Printing and engraving expenses.................................  150,000
      Legal fees and expenses.........................................  200,000
      Miscellaneous...................................................    9,864
                                                                       --------
        Total......................................................... $650,000
                                                                       ========

Item 15. Indemnification of Directors and Officers.

      Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

      Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

      The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.

Item 16. Exhibits.

      See Exhibit Index.

Item 17. Undertakings.

      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
            Statement:

                               (i) To include any prospectus required by
                         Section 10(a)(3) of the Securities Act of 1933.

                               (ii) To reflect in the prospectus any facts or
                         events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                               (iii) To include any material information with
                         respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) For purposes of determining any liability under the
            Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (5) For purposes of determining any liability under the
            Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on January 26, 2001.

                                          Merrill Lynch, Pierce, Fenner &
                                           Smith
                                                     Incorporated

                                          By:                *
                                             ----------------------------------
                                             Name:Ahmass L. Fakahany

                                             Title: Senior Vice President and
                                                    Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated on January 26, 2001.

                        Signature                           Title
                        ---------                           -----

                            *                      Director
       ___________________________________________
                    John L. Steffens

                            *                      Director
       ___________________________________________
                    E. Stanley O'Neal

                            *                      Director
       ___________________________________________
                   George A. Schieren

                                                   Director
       ___________________________________________
                    Thomas H. Patrick

                            *                      Senior Vice President
       ___________________________________________ and Chief Financial
                   Ahmass L. Fakahany              Officer

                            *                      First Vice President and
       ___________________________________________ Controller
                    Dominic A. Carone

      *By:     /s/ Stephen G. Bodurtha            Attorney-in-Fact
              ---------------------------------
                     Stephen G. Bodurtha

                               INDEX TO EXHIBITS

Exhibits

  *4.1 Standard Terms for Depositary Trust Agreements between Merrill Lynch,
       Pierce, Fenner & Smith Incorporated and The Bank of New York, as Trustee dated as of September 2, 1999, and included as exhibits thereto, form of Depositary Trust Agreement and form of HOLDRS

  *4.2 Form of Amendment No. 2 to the Standard Terms for Depository Trust
       Agreements

  *5.1 Opinion of Shearman & Sterling regarding the validity of the B2B HOLDRS
       Receipts

  *8.1 Opinion of Shearman & Sterling, as special U.S. tax counsel regarding the material federal income tax consequences

 *24.1 Power of Attorney (included in Part II of Registration Statement)

 *24.2 Power of Attorney of Dominic Carone

--------
* Previously filed.